Exhibit 19 under Form N-1A
                                            Exhibit 24 under Item 601/Reg. S-K

                             POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of FEDERATED HIGH YIELD TRUST and the Deputy General Counsel of Federated Services Company, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                    TITLE                          DATE



/s/ John F. Donahue           Chairman and Trustee  April 2, 1997
John F. Donahue                (Chief Executive Officer)



/s/ Glen R. Johnson           President             April 2, 1997
Glen R. Johnson



/s/ John W. McGonigle         Treasurer, Executive  April 2, 1997
John W. McGonigle             Vice President and Secretary
                              (Principal Financial and
                                 Accounting Officer)



/s/ Thomas G. Bigley          Trustee               April 2, 1997
Thomas G. Bigley



/s/ John T. Conroy, Jr.       Trustee               April 2, 1997
John T. Conroy, Jr.




SIGNATURES                    TITLE                          DATE



/s/ William J. Copeland       Trustee               April 2, 1997
William J. Copeland


/s/ James E. Dowd             Trustee               April 2, 1997
James E. Dowd



/s/ Lawrence D. Ellis, M.D.   Trustee               April 2, 1997
Lawrence D. Ellis, M.D.



/s/ Edward L. Flaherty, Jr.   Trustee               April 2, 1997
Edward L. Flaherty, Jr.



/s/ Peter E. Madden           Trustee               April 2, 1997
Peter E. Madden



/s/ Gregor F. Meyer           Trustee               April 2, 1997
Gregor F. Meyer



/s/ John E. Murray, Jr.       Trustee               April 2, 1997
John E. Murray, Jr.



/s/ Wesley W. Posvar          Trustee               April 2, 1997
Wesley W. Posvar



/s/ Marjorie P. Smuts         Trustee               April 2, 1997
Marjorie P. Smuts




Sworn to and subscribed before me this  2nd              day of      April
                                     , 1997


/s/ Marie M. Hamm